Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)
Jounce Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rate	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Other	2,563,251(2)	$7.31(3)	$18,737,364.81	$92.70 per $1,000,000	$1,736.95
Equity	Common Stock, par value $0.001 per share	Other	225,000(4)	9.43(5)	$2,121,750.00	$92.70 per $1,000,000	$196.69
Total Offering Amounts					$20,859,114.81		$1,933.64
Total Fee Offsets							$0.00
Net Fee Due							$1,933.64

(1)In accordance with Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Consists of 2,050,601 shares of Common Stock authorized for issuance under the Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan (the “2017 Option Plan”) and 512,650 shares of Common Stock authorized for issuance under the Jounce Therapeutics, Inc. 2017 Employee Stock Purchase Plan, as amended (the “2017 ESPP”).
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 25, 2022.
(4)Consists of shares issuable under new hire inducement stock option award which was granted by the Registrant on May 1, 2021 in accordance with Nasdaq Listing Rule 5635(c)(4).
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price per share of the option outstanding under the inducement stock option award.